Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 09/20/2019 08:49 AM
Original ID: 2019-000840011
Amendment ID: 2019-002630832

# Profit Corporation
# Articles of Amendment

1. Corporation name:

Auri, Inc

2. Article number(s) FIRST is amended as follows:

FIRST: Auri, Inc will further be known as EVAP Technology Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 09/05/2019
*(Date – mm/dd/yyyy)*

RECEIVED
SEP 18 2019
WYOMING
SECRETARY OF STATE

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

**OR**

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

**OR**

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

**Signature:** [signature]

*(May be executed by Chairman of Board, President or another of its officers.)*

**Date:** 09/18/2019 *(mm/dd/yyyy)*

Print Name: DeAnna Montemayor, on behalf of,

Title: Capital Administrations, LLC
Authorized Agent for Auri, Inc

Contact Person:

Daytime Phone Number:

Email:

*(Email provided will receive annual report reminders and filing evidence.)*
**May list multiple email addresses*

Checklist

- [ ] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] Please submit one **originally signed** document.
- [ ] **Typical processing time is 3-5 business days** following the date of receipt in our office.
- [ ] Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

**Wyoming**

Corporate Services Inc.

Authorization has been given to prepare, sign, and file documents with the State of Wyoming for the attached Business Entity.

Dated: September 18 , 2019

Wyoming Corporate Services, Inc.

## STATE OF WYOMING
## Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **EVAP Technology Inc.**
Old Name: **Auri, Inc**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **20th** day of **September, 2019**

Secretary of State

By: Rosalie Gonzales

Filed Date: 09/20/2019